FEBRUARY 21, 2024

GLAUKOS CORPORATION (NYSE: GKOS)

FOURTH QUARTER & FULL YEAR 2023 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date: February 21, 2024

Time: 4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers: 1-888-210-2212 (U.S.), 1-646-960-0390 (International)

Confirmation ID: 7935742

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.
Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

GLAUKOS
TRANSFORMING VISION

WE'LL GO FIRST

Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

FEBRUARY 21, 2024

FOURTH QUARTER & FULL YEAR 2023 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	4Q 2023 $82.4 million (+16% reported, +15% constant currency vs. 4Q 2022)	FY 2023 $314.7 million (+11% reported, +12% constant currency vs. FY 2022)
Gross Margin (Non-GAAP)	4Q 2023 83.8% (versus 83.6% in 4Q 2022)	FY 2023 83.0% (versus 83.5% in FY 2022)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$301.3 million as of December 31, 2023 (versus $306.7 million as of September 30, 2023)
FY2024 Sales Guidance	FY 2024 global consolidated revenues of $350 - $360 million expected

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

FEBRUARY 21, 2024

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record fourth quarter net revenues of $82.4 million that were up 16% on a reported basis or up 15% on a constant currency basis versus 4Q 2022. Our fourth quarter performance reflected continued solid execution across our global Glaucoma and Corneal Health franchises.

For fiscal year 2023, net revenues were approximately $315 million, up 11% on a reported basis, or up 12% on a constant currency basis, compared to net revenues of approximately $283 million in 2022.

Annual Reported Net Sales (in millions)
$46
$72
$114
$159
$181
$237
$225
$294
$283
$315
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
10-Yr CAGR: 30%+

FEBRUARY 21, 2024

Franchise Revenue Performance

U.S. Glaucoma

Our fourth quarter U.S. Glaucoma net revenues were approximately $38.7 million, representing year-over-year growth of 10% versus 4Q 2023.

For fiscal year 2023, U.S. Glaucoma net revenues were approximately $151.5 million, representing year-over-year growth of 5% versus fiscal year 2022.

International Glaucoma

Our fourth quarter International Glaucoma net revenues were approximately $21.9 million, representing year-over-year reported growth of 25%, or 23% on a constant currency basis, versus 4Q 2022. The strong growth internationally during the fourth quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and every major market in the world.

For fiscal year 2023, International Glaucoma net revenues were approximately $85.6 million, representing year-over-year reported growth of 23%, or 24% on a constant currency basis, versus fiscal year 2022.

Corneal Health

Our record fourth quarter Corneal Health net revenues were approximately $21.8 million, representing year-over-year growth of 19% versus 4Q 2022, including U.S. Photrexa® record sales of $19.2 million, which increased 26% year-over-year as our key strategic initiatives continue to take hold in support of this important business.

For fiscal year 2023, Corneal Health net revenues were approximately $77.7 million, representing year-over-year reported growth of 13% versus fiscal year 2022. U.S Photrexa sales in 2023 were $66.3 million, an increase of 18% compared to 2022.

We continue to focus on expanding access for keratoconus patients suffering from this rare disease.

FEBRUARY 21, 2024

2024 Revenue Guidance Reaffirmed

Glaukos reaffirms full-year 2024 global consolidated net sales of $350 - $360 million. This guidance attempts to take into consideration:

●	Potential growing contributions from iStent infinite®
●	Potential growing contributions from iDose® TR, which are expected to be modest in the first half of 2024 and more back-end weighted in the latter part of 2024 into 2025
●	Potential ordering pattern volatility within our U.S. Glaucoma franchise during the first half of 2024 due to uncertainty associated with MAC LCDs
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
●	The latest foreign currency exchange spot rates as of our 4Q23 earnings call on February 21, 2024
●	Combo-cataract MIGS competition globally

FEBRUARY 21, 2024

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

●	iStent® micro-scale surgical devices
●	iDose® sustained-release procedural pharmaceuticals
●	iLution™ transdermal pharmaceuticals
●	iLink® bio-activated pharmaceuticals
●	Retina XR bio-erodible sustained-release pharmaceuticals

Ocular Hypertension and
Open-Angle Glaucoma
iStent
Micro-Scale
iDose
Sustained-Release
Retina XR
Bio-Erodible IVT
iLink
Bio-Activated
iLution
Eyelid Delivery
AMD
DME
RVO
Dry Eye
Glaucoma
Presbyopia
Blepharitis
Keratoconus

FEBRUARY 21, 2024

Key R&D and Pipeline Updates

We are continuing to prudently invest in and advance our fulsome pipeline of core novel platforms, supported by more than $500 million of investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	Announced FDA approval of iDose TR (4Q 2023)
o	Commenced initial commercial launch activites for iDose TR (1Q 2024)
✓	Commenced PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients (4Q 2023)
✓	Commenced first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401) (4Q 2023)
✓	Commenced Phase 2a clinical trial for iLution™ Travoprost (4Q 2023)
✓	Progressing towards trial completion in second Phase 3 confirmatory pivotal trial for Epioxa™ (Epi-on)
o	Phase 3 confirmatory trial results together with already-completed first Phase 3 trial expected to support targeted NDA submission for Epioxa by the end of 2024
✓	Advancing patient enrollment in two Phase 2 trials for third-generation iLink therapy
✓	PRESERFLO MicroShunt
o	U.S. Investigation Device Excemption (IDE) application open – targeting clinical study commencement in 1H 2024
o	Ongoing regulatory submissions and approvals in Latin America
✓	Preparing to commence Phase 3 clincial trial for iDose TREX, our next-generation iDose therapy, by the end of 2024

FEBRUARY 21, 2024

Product / Pipeline Chart

PRODUCT	PATIENT	STATUS	
iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	FDA Approved (2012, 2018, 2020)	GLAUCOMA
iStent infinite	Glaucoma (failed on prior therapy)	FDA Cleared (2022)	GLAUCOMA
iStent infinite	Glaucoma (label expansion)	Active PMA Study	GLAUCOMA
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS approved / US IDE open	GLAUCOMA
iDose TR	Ocular Hypertension - Glaucoma	FDA Approved (2023)	GLAUCOMA
iDose TREX	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
iDose Next Generation	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
iLution Travoprost (GLK-311)	Ocular Hypertension - Glaucoma	Phase 2	GLAUCOMA
Photrexa (Epi-off)	Keratoconus	FDA Approved (2016)	CORNEA
Epioxa (Epi-on)	Keratoconus	Phase 3	CORNEA
iLink 3rd Generation	Keratoconus	Phase 2	CORNEA
iVeena	Keratoconus	Phase 1	CORNEA
iLution Dry Eye (GLK-301)	Dry Eye	Phase 2	CORNEA
iLution Presbyopia (GLK-302)	Presbyopia	Phase 2	CORNEA
iLution Blepharitis	Demodex Blepharitis	Pre-Clinical	CORNEA
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Phase 2	RETINA
IVT NCE Conjugate (GLK-411)	DME	Pre-Clinical	RETINA
Radius XR	Wearable Patient Engagement & Diagnostic System	FDA Cleared	OTHER
iAccess	Precision Goniotomy	FDA Cleared	OTHER
iPRIME	Viscodelivery	FDA Cleared	OTHER

FEBRUARY 21, 2024

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Fourth quarter 2023 financial performance summary:

2022: 84% ∆: +20 bps
Gross Margin (Non-GAAP)	4Q 2023: 84% 4Q 2022: 84% YoY ∆: +20 bps	● Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting
SG&A (Non-GAAP)	4Q 2023: $62.3M 4Q 2022: $51.1M YoY ∆: +22%
●
16% sequential increase vs $53.5M in 3Q 2023
●
YoY and QoQ increases primarily reflect various one-time expenses in the quarter, including non-cash stock comp associated with certain performance award target achievements, samples expense, and commercial and G&A investments globally and new product launch activities

R&D (Non-GAAP)	4Q 2023: $37.1M 4Q 2022: $35.8M YoY ∆: +3%	● 11% sequential increase vs $33.3M in 3Q 2023 ● YoY and QoQ increases reflect continued investment in and advancement of R&D programs
SG&A + R&D (Non-GAAP)	4Q 2023: $99.4M 4Q 2022: $87.0M YoY ∆: +14%	● 14% sequential increase vs $86.8M in 3Q 2023
Earnings	Op Loss (Non-GAAP) 4Q 2023: ($32.4M) 4Q 2022: ($27.4M) Net Loss (Non-GAAP) 4Q 2023: ($30.6M) 4Q 2022: ($25.1M) Diluted EPS (Non-GAAP) 4Q 2023: ($0.63) 4Q 2022: ($0.53)
CapEx	4Q 2023: $4.2M 4Q 2022: 8.2M YoY ∆: (-$4.0M)
●
Capital expenditures moderating to levels more consistent with historical norms, a trend expected to continue throughout 2024
●
YoY decrease reflects the substantial completion of Aliso Viejo, CA and Burlington, MA facilities

Cash	4Q 2023: $301.3M 3Q 2023: $306.7M QoQ ∆: (-$5.4M)	● Operating expenses and capital investments

FEBRUARY 21, 2024

Annual Supplement

Provided annually in conjunction with the fourth quarter earnings call

FEBRUARY 21, 2024

Pipeline: 2023 Achievements & 2024 Milestone Targets

2023 was an important year for Glaukos as we successfully executed on our core business key strategic objectives while achieving notable pipeline advancements and milestones that leave us well-positioned as we enter into what should be a transformative period for our company in the years ahead.

PROGRAM	PATIENT	CLINICAL BENEFIT	2023 MILESTONE ACHIEVED
GLAUCOMA			
iStent infinite	Mild-to-Moderate Glaucoma	MIGS therapy	***Commenced PMA pivotal trial***
iDose TR	OHT-Glaucoma	Sustained, long-duration drug therapy	***FDA approval***
iLution Travoprost (GLK-311)	OHT-Glaucoma	Transdermal drug delivery; potential for improved compliance vs topical drops	***Commenced Phase 2a trial***
CORNEA			
Epioxa (Epi-on)	Keratoconus	Reduced treatment time and complexity for improved patient comfort and recovery	***2nd Phase 3 confirmatory trial fully enrolled***
iLution Dry Eye (GLK-301)	Dry Eye	Transdermal drug delivery; potential for improved compliance vs topical drops	***Phase 2a trial completed***
iLution Presbyopia (GLK-302)	Presbyopia	Transdermal drug delivery; potential for improved compliance vs topical drops	***Phase 2a trial completed***
RETINA			
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Biodegradable, sustained-release implant; potential to reduce treatment burdens vs conventional therapies	***Commenced first-in-human clinical development program***

Our achievements in 2023 leave us excited about our prospects and well-positioned for the next phase of our pioneering journey. In 2024, we aim to accomplish the following pipeline milestones:

PROGRAM	PATIENT	CLINICAL BENEFIT	2024 MILESTONE TARGET
GLAUCOMA			
iStent infinite	Mild-to-Moderate Glaucoma	MIGS therapy	***Advance enrollment in PMA pivotal trial***
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	Ab-externo device for late-stage glaucoma	***Commence US IDE trial in 2024***
iDose TREX	OHT-Glaucoma	Increased drug payload designed to extend duration-of-effect	***Commence Phase 3 trial by end of 2024***
iLution Travoprost (GLK-311)	OHT-Glaucoma	Transdermal drug delivery; potential for improved compliance vs topical drops	***Complete Phase 2a trial***
CORNEA			
Epioxa (Epi-on)	Keratoconus	Reduced treatment time and complexity for improved patient comfort and recovery	***Submit NDA by end of 2024***
iLink 3rd Generation	Keratoconus	Customized treatment algorithms and laser-based UV light source	***Fully enroll Phase 2 trials***
RETINA			
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Biodegradable, sustained-release implant; potential to reduce treatment burdens vs conventional therapies	***Fully enroll first-in-human clinical development program***

FEBRUARY 21, 2024

Delivering the Portfolio for Long-Term Growth & Value Creation

While we execute commercially, we continue to successfully invest in and advance our robust pipeline of novel, promising platform technologies that we believe can significantly expand our addressable markets and leverage our commercial platform to fundamentally transform our company over time.

We believe the strong financial profile and capital position we’ve built provides a solid foundation that has allowed us to remain on offense when it comes to successfully investing for our future, leaving us well-positioned for the next phase of our pioneering journey as we target clinical, regulatory, and commercial milestones this year and the years ahead.

Our mission is to disrupt conventional treatment paradigms to advance the existing standard of care and enrich the lives and treatment alternatives for patients worldwide suffering from sight-threatening chronic eye diseases. We believe our platforms and product candidates have the ability to generate a robust cadence of new product introductions over the coming years that can generate layers of future growth.

FEBRUARY 21, 2024

Key Technology Platforms / Products / Product Candidates

Our platforms embody ambitious, big ideas aimed at addressing large and chronically underserved eye diseases, including for glaucoma, corneal disorders, and retinal diseases. Over the years the number of disclosed pipeline programs associated with these platforms has expanded significantly to 14 entering into 2024.

iStent Micro-Scale Surgical Devices

Our foundational iStent micro-surgical device platform primarily involves the insertion of a micro-scale device designed to reduce

IOP by restoring the natural aqueous humor outflow pathways for patients suffering from glaucoma. We believe our iStent portfolio is the industry’s most comprehensive offering of minimally-invasive, tissue-sparing glaucoma solutions, supporting our goal to provide a full range of options to fit surgeons’ individual glaucoma treatment algorithms that offer the best short- and long-term benefit-to-risk calculus at every stage of disease progression, from ocular hypertension through refractory disease, and in both combo-cataract and standalone procedures. We are proud to be the corporate pioneer and global market leader in MIGS, with our family of iStent technologies supported by approximately 300 peer-reviewed publications, 20+ years of clinical and commercial experience, and 1+ million iStent devices implanted worldwide since our inception.

iDose Sustained-Release Procedural Pharmaceuticals

Our iDose sustained-release procedural pharmaceutical platform consists of a targeted, minimally-invasive, injectable implant designed to deliver therapeutic levels of medication from within the eye for extended periods of time. Designed to address ubiquitous patient non-adherence and chronic side effects associated with topical medications by providing 24/7, long-duration, robust efficacy with minimal side effects. Given our development success to date with iDose TR, we continue to invest resources to expand our pharmaceutical development capabilities and develop future iDose solutions.

FEBRUARY 21, 2024

iLink Bio-Activated Pharmaceuticals

Our iLink bio-activated pharmaceutical platform consists of novel single-use drug formulations that are bio-activated by our proprietary systems through the delivery of ultraviolet light to the cornea to induce a biochemical reaction called corneal cross-linking designed to strengthen, stabilize, and reshape the cornea. Even though keratoconus is a serious sight-threatening disease and the leading cause of full thickness corneal transplants in the U.S., we believe it remains vastly undertreated. This undertreatment is due primarily to under-diagnosis and the historical lack of an effective solution. In order to maximize the availability of this important Photrexa therapy for patients, we have made substantial investments and executed upon a number of strategies designed to expand our commercial organization, lower the barriers for adoption by practices, increase awareness of keratoconus across the optometric and ophthalmic community, streamline the referral patterns, and train corneal health professionals on our iLink procedure.

iLution Transdermal Pharmaceuticals

Our iLution transdermal pharmaceutical platform, which consists of patented cream-based drug formulations, are applied to the outer surface of the eyelid for dropless transdermal delivery of pharmaceutically active compounds for the treatment of eye disorders. We believe iLution’s differentiated delivery approach on the eyelid may offer significant advantages over traditional topical delivery, including the potential for easier administration, faster onset of action, and fewer side effects, such as reduced preservative induced corneal and conjunctival sequalae, all of which can help contribute to better compliance and improved patient outcomes.

FEBRUARY 21, 2024

Retina XR Bio-Erodible Sustained-Release Pharmaceuticals

Our bio-erodible sustained release pharmaceutical platform, known as Retina XR, is designed to treat retinal diseases, the largest market in ophthalmology today. The goal of these investigational programs is to provide retinal specialists and their patients with novel sustained pharmaceutical treatment options that offer a meaningfully longer duration-of-effect than the current standard of care dominated by short-lasting biological injections that often impose tremendous treatment burdens on patients because of the high-frequency of required treatments.

Our Other Novel Complimentary Ophthalmic Technologies

Radius XR™: The Radius XR platform is a novel portable vision diagnostic and patient engagement system designed to enable more efficient detection of eye disease and better management and treatment of sight-threatening conditions. It combines medical-grade diagnostics, business management tools and patient education resources within a wearable spatial computing device. This comprehensive hardware and software system provides the tools for medical professionals to diagnose patients accurately, enhance patient engagement and reduce staff workload. It enables patients to perform self-guided vision tests with minimal supervision, aiding in eye care practices' flow, efficiency and patient experience. In July 2023, Glaukos entered into a collaboration and marketing agreement with Radius XR, Inc., whereby Glaukos became the exclusive sales agent to market, promote and solicit orders for the Radius XR system within the United States.

Developed by Glaukos in partnership with ophthalmic surgeons, iAccess is a precision blade designed to cut trabecular meshwork tissue, thereby allowing aqueous to flow directly into Schlemm’s canal. Goniotomy with iAccess is designed to provide the surgeon versatility in surgical technique, allowing the surgeon to determine what is best suited for the patient, whether it be multiple small incisions spanning over several clock hours that preserve up to 95% more anatomy, or an extensive opening to Schlemm’s canal.

iPRIME is a novel, truly minimally-invasive viscoelastic delivery system that further supports the needs of physicians and patients by providing the delivery of viscoelastic during ophthalmic surgery. This technology further expands Glaukos’ broad portfolio of innovative ophthalmic solutions and is consistent with our longstanding position on the value of minimally-invasive therapies. We believe iPRIME will be another important tool that supports the needs of physicians and patients.

FEBRUARY 21, 2024

Additional Information

FEBRUARY 21, 2024

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other public health crises on our business; the impact of general macroeconomic conditions including foreign currency fluctuations; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iPRIME, iStent infinite, iDose TR, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which was filed with the SEC on November 1, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2023, which is expected to be filed with the SEC by February 29, 2024. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements

FEBRUARY 21, 2024

whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.   Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

FEBRUARY 21, 2024

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net sales	$82,365	$71,227	$314,711	$282,862
Cost of sales	18,891	17,222	75,575	68,979
Gross profit	63,474	54,005	239,136	213,883
Operating expenses:
Selling, general and administrative	63,034	51,927	224,068	192,925
Research and development	37,062	35,812	138,768	123,271
Acquired in-process research and development	2,000	—	5,000	10,000
Litigation-related settlement	—	—	—	(30,000)
Total operating expenses	102,096	87,739	367,836	296,196
Loss from operations	(38,622)	(33,734)	(128,700)	(82,313)
Non-operating income (expense):
Interest income	2,912	960	9,164	2,375
Interest expense	(3,428)	(3,409)	(13,633)	(13,720)
Other income (expense), net	2,420	5,021	(558)	(4,771)
Total non-operating income (expense)	1,904	2,572	(5,027)	(16,116)
Loss before taxes	(36,718)	(31,162)	(133,727)	(98,429)
Income tax provision	61	298	934	766
Net loss	$(36,779)	$(31,460)	$(134,661)	$(99,195)

Basic and diluted net loss per share	$(0.75)	$(0.66)	$(2.78)	$(2.09)

Weighted average shares used to compute basic and diluted net loss per share	48,876	47,738	48,433	47,444

FEBRUARY 21, 2024

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,467	$119,525
Short-term investments	201,964	233,170
Accounts receivable, net	39,850	36,073
Inventory	41,986	37,841
Prepaid expenses and other current assets	18,194	17,250
Total current assets	395,461	443,859
Restricted cash	5,856	7,078
Property and equipment, net	103,212	94,403
Operating lease right-of-use asset	27,146	25,826
Finance lease right-of-use asset	44,180	46,601
Intangible assets, net	282,956	307,869
Goodwill	66,134	66,134
Deposits and other assets	15,469	10,613
Total assets	$940,414	$1,002,383

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,440	$14,403
Accrued liabilities	60,574	57,956
Total current liabilities	74,014	72,359
Convertible senior notes	282,773	281,400
Operating lease liability	30,427	28,905
Finance lease liability	70,538	72,172
Deferred tax liability, net	7,144	7,264
Other liabilities	13,752	10,278
Total liabilities	478,648	472,378

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 49,148 and 47,782 shares issued and 49,120 and 47,754 shares outstanding at December 31, 2023 and 2022, respectively	49	48
Additional paid-in capital	1,059,751	997,470
Accumulated other comprehensive income (loss)	1,165	(2,975)
Accumulated deficit	(599,067)	(464,406)
Less treasury stock (28 shares as of December 31, 2023 and 2022)	(132)	(132)
Total stockholders’ equity	461,766	530,005
Total liabilities and stockholders' equity	$940,414	$1,002,383

FEBRUARY 21, 2024

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q4 2023				Q4 2022
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$18,891	$(5,523)	(a)	$13,368	$17,222	$(5,533)	(a)	$11,689
Gross Margin	77.1%	6.7%		83.8%	75.8%	7.8%		83.6%

Operating expenses:
Selling, general and administrative	$63,034	$(705)	(b)	$62,329	$51,927	$(782)	(b)	$51,145
Loss from operations	$(38,622)	$6,228		$(32,394)	$(33,734)	$6,315		$(27,419)
Net loss	$(36,779)	$6,228	(c)	$(30,551)	$(31,460)	$6,315	(c)	$(25,145)
Basic and diluted net loss per share	$(0.75)	$0.12		$(0.63)	$(0.66)	$0.13		$(0.53)

(a)

Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets of $5.5 million in Q4 2023 and amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.5 million in Q4 2022.

(b)

Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets of $0.7 million in Q4 2023 and customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.8 million in Q4 2022.

(c)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2023 and 2022.

FEBRUARY 21, 2024

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Full Year 2023				Full Year 2022
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$75,575	$(22,092)	(a)	$53,483	$68,979	$(22,166)	(a)	$46,813
Gross Margin	76.0%	7.0%		83.0%	75.6%	7.8%		83.5%

Operating expenses:
Selling, general and administrative	$224,068	$(2,820)	(b)	$221,248	$192,925	$(3,315)	(b)	$189,610
Research and development	$138,768	$—		$138,768	$123,271	$(127)	(c)	$123,144
Litigation-related settlement	$—	$—		$—	$(30,000)	$30,000	(d)	$—
Loss from operations	$(128,700)	$24,912		$(103,788)	$(82,313)	$(4,392)		$(86,705)
Net loss	$(134,661)	$24,912	(e)	$(109,749)	$(99,195)	$(4,392)	(e)	$(103,587)
Basic and diluted net loss per share	$(2.78)	$0.51		$(2.27)	$(2.09)	$(0.09)		$(2.18)

(a)

Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets of $22.1 million in 2023 and amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $22.2 million in 2022.

(b)

Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets of $2.8 million in 2023 and customer relationship intangible assets and stock-based compensation expense related to replacement awards of $3.3 million in 2022.

(c)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro.
(d)	Settlement proceeds received related to the Company’s patent infringement litigation.
(e)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2023 and 2022.

FEBRUARY 21, 2024

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	4Q 2023	4Q 2022	3Q 2023	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$21,857	$17,530	$20,280	24.7%	22.5%	2.2%	7.8%	9.3%	(1.5)%

Total Net Sales	$82,365	$71,227	$78,048	15.6%	15.1%	0.5%	5.5%	5.9%	(0.4)%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates
Reported Sales vs. Prior Periods (in thousands)
			Year-over-Year Percent Change
	2023	2022	Reported	Operations (1)	Currency (2)

International Glaucoma	$85,560	$69,577	23.0%	24.4%	(1.4)%

Total Net Sales	$314,711	$282,862	11.3%	11.6%	(0.3)%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.